Exhibit 99.1

  Forrester Research Announces Third-Quarter 2003 Financial Results

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Oct. 22, 2003--Forrester
Research, Inc. (Nasdaq: FORR) today announced financial results for the third quarter ended September 30, 2003, in line with its previous financial guidance.

    Third-Quarter Financial Performance

    -- Total revenues were $32.2 million, compared with $21.9 million for the third quarter of last year.

    -- On a GAAP-reported basis, which reflects an effective tax rate of 31 percent, Forrester reported third-quarter net income of $186,000, or $0.01 per diluted share compared to a net loss of $307,000, or ($0.01) per diluted share for the same period last year.

    -- On a pro forma basis, which excludes amortization of acquisition-related intangible assets of $2.6 million, costs of $167,000 related to the integration of Giga Information Group, Inc., and reorganization costs of $1.2 million, and which reflects a pro forma effective tax rate of 35 percent, net income was $2.8 million, or $0.12 per diluted share, for the third quarter of 2003. This compares with pro forma net income of $2.6 million, or $0.11 per diluted share for the same period last year, which excludes amortization of acquisition-related intangible assets of $82,000, impairments of certain non-marketable securities of $859,000, and reorganization costs of $3.1 million.

    Nine-Month Period Ended September 30, 2003 Financial Performance

    -- Total revenues were $90.7 million, compared with $73.4 million for the same period last year.

    -- On a GAAP-reported basis, which reflects an effective tax rate of 31 percent, Forrester reported net income of $2.1 million, or $0.09 per diluted share for the nine months ended 2003, compared to a net loss of $2.9 million or ($0.12) per diluted share for the same period last year.

    -- On a pro forma basis, which excludes amortization of acquisition-related intangible assets of $6.1 million, costs of $938,000 related to the integration of Giga Information Group, Inc., reorganization costs of $1.2 million, and a write-down of $572,000 related to impairments of certain non-marketable securities, and which reflects a pro forma effective tax rate of 35 percent, net income was $7.8 million, or $0.34 per diluted share, for the nine months ended 2003. This compares with pro forma net income of $9.0 million, or $0.38 per diluted share for the same period last year, which excludes a reorganization charge of $12.2 million, amortization of acquisition-related intangible assets of $246,000, and impairments of certain non-marketable securities of $3.6 million.

    A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
    "The third quarter showed modest improvement in Forrester's business," said George F. Colony, chairman of the board and chief executive officer. "New business as well as cross-sell business between legacy Forrester and Giga accounts increased. Companies began to emerge from their hibernation to become more engaged in technology projects and technology spending. I'm cautiously optimistic about our business based on the slight improvement we saw in the third quarter."
    Forrester also continued to make major progress toward finalizing the integration of Giga. "During the third quarter, we completed the final steps in the organizational integration of the two companies," said Colony. "We are one team across Forrester. Now early in the fourth quarter, we are rolling out a significantly enhanced research offering called WholeView 2(TM) that combines the best of Forrester and Giga. Whole View 2 is a comprehensive, collaborative view of technology from deep IT issues to broad business issues. WholeView 2, developed after extensive research and planning that included input from numerous clients, is being marketed and sold during the fourth quarter."
    The Forrester Oval Program(TM), comprising five technology boards, continued to gain traction during the third quarter. The CIO Group added 18 new CIOs from large corporations. The four technology Councils -- boards for non-CIO technology professionals -- gained 17 new members for a total Oval membership of 190.

    Forrester is providing financial guidance as follows:

    Fourth-Quarter 2003 (GAAP):

    -- Total revenues of approximately $32.0 million to $35.0 million.

    -- Operating margin of approximately 5 percent to 8 percent, which assumes that no charges related to the San Francisco office lease are incurred during 2003.

    --  Other income of approximately $700,000 to $800,000.

    --  An effective tax rate of 31 percent.

    -- Diluted earnings per share of approximately $0.06 to $0.10, which assumes that no charges related to the San Francisco office lease are incurred during 2003.

    Fourth-Quarter 2003 (Pro Forma):

    Pro forma financial guidance for the fourth quarter 2003 excludes amortization of acquisition-related intangible assets of approximately $2.6 million and any impairment charges related to non-marketable investments.

    -- Pro forma operating margin of approximately 14 percent to 16 percent.

    -- Pro forma effective tax rate of 35 percent, which varies from our actual effective tax rate of 31 percent because of our tax-free interest income decreasing as a percentage of our pro forma pre-tax income.

    -- Pro forma diluted earnings per share of approximately $0.15 to $0.17.

    Full-Year 2003 (GAAP):

    -- Total revenues of approximately $120.0 million to $125.0 million.

    -- Operating margin of approximately (1) percent to 4 percent, which assumes that no charges related to the San Francisco office lease are incurred during 2003.

    --  Other income of approximately $3.8 million to $4.2 million.

    --  An effective tax rate of 31 percent.

    -- Diluted earnings per share of approximately $0.12 to $0.20, which assumes that no charges related to the San Francisco office lease are incurred during 2003.

    Full-Year 2003 (Pro Forma):

    Pro forma financial guidance for the full-year 2003 excludes amortization of acquisition-related intangible assets of approximately $8.7 million, impairment charges related to non-marketable investments, and reorganization and integration charges of approximately $2.2 million.

    -- Pro forma operating margin of approximately 10 percent to 12 percent.

    -- Pro forma effective tax rate of 35 percent, which varies from our actual effective tax rate of 31 percent because of our tax-free interest income decreasing as a percentage of our pro forma pre-tax income.

    -- Pro forma diluted earnings per share of approximately $0.47 to $0.53.

    Separately, Forrester General Counsel Timothy J. Moynihan is leaving the company at the end of 2003.

    A search for a new general counsel is under way.

    Forrester is an independent technology research company that provides both pragmatic and forward-thinking advice about technology's impact on business. Business, marketing, and IT professionals worldwide collaborate with Forrester to align their technology investments with their business goals. Forrester offers products and services in four major areas: Research, Data, Consulting, and Community. In February 2003, Forrester acquired Giga Information Group. Established in 1983, Forrester is headquartered in Cambridge, Mass. For additional information, visit www.forrester.com.
    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester's financial and operating targets for the fourth quarter of and full-year 2003, statements about the potential success of WholeView(TM) and other product offerings, Forrester's ability to successfully integrate Giga, and the ability of Forrester to achieve success as the economy improves. These statements are based on Forrester's current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester's ability to successfully integrate Giga into Forrester's operations, Forrester's ability to anticipate business and economic conditions, market trends, competition, the ability to attract and retain professional staff, possible variations in Forrester's quarterly operating results, risks associated with Forrester's ability to offer new products and services, and Forrester's dependence on renewals of its membership-based research services and on key personnel. Forrester Research undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester's reports and filings with the Securities and Exchange Commission.
    The consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows are attached.


Kimberly Maxwell                   Karyl Levinson
Director, Investor Relations       Director, Corporate Communications
Forrester Research, Inc.           Forrester Research, Inc.
+1 617/613-6234                    +1 617/613-6262
kmaxwell@forrester.com             press@forrester.com

    (C) 2003, Forrester Research, Inc. All rights reserved. Forrester, WholeView, WholeView 2, and Forrester Oval Program are trademarks of Forrester Research, Inc.


Forrester Research, Inc.
Consolidated Statements Of Income
----------------------------------------------------------------------
(In thousands, except per share data)


                             Three months ended    Nine months ended
                                 September 30,        September 30,
                                   2003     2002     2003 (2)    2002
                             -------------------- --------------------
                                   (Unaudited)          (Unaudited)

Revenues
   Research services            $23,798  $16,984     $68,169  $54,802
   Advisory services and
    other                         8,410    4,954      22,499   18,625
                             ----------- -------- ----------- --------

Total revenues                   32,208   21,938      90,668   73,427

Operating expenses
   Cost of services and
    fulfillment                  12,525    7,540      36,380   25,394
   Selling and marketing         10,749    7,094      29,523   23,820
   General and
    administrative                3,927    2,889      10,985    9,590
   Depreciation and
    amortization                  1,520    1,947       5,052    6,001
   Amortization of
    intangible assets             2,608       82       6,140      246
   Integration costs                167        -         938        -
   Reorganization costs           1,230    3,082       1,230   12,170
                             ----------- -------- ----------- --------

Total operating expenses         32,726   22,634      90,248   77,221

   (Loss) income from
    operations                     (518)    (696)        420   (3,794)

   Other income, net                787    1,221       3,201    4,262
   Impairments of non-
    marketable investments            -     (859)       (572)  (3,593)
                             ----------- -------- ----------- --------

   Income (loss) before
    income taxes                    269     (334)      3,049   (3,125)

   Income tax provision
    (benefit)                        83      (27)        945     (250)
                             ----------- -------- ----------- --------

   Net income (loss)               $186    $(307)     $2,104  $(2,875)
                             =========== ======== =========== ========


   Diluted earnings (loss)
    per share                     $0.01   $(0.01)      $0.09   $(0.12)
                             =========== ======== =========== ========
   Diluted weighted average
    shares outstanding           22,741   23,263      22,793   23,254
                             =========== ======== =========== ========


   Basic earnings (loss)
    per share                     $0.01   $(0.01)      $0.09   $(0.12)
                             =========== ======== =========== ========
   Basic weighted average
    shares outstanding           22,462   23,263      22,572   23,254
                             =========== ======== =========== ========


Pro forma data (1):
   (Loss) income from
    operations                     (518)    (696)        420   (3,794)
   Amortization of
    intangible assets             2,608       82       6,140      246
   Integration costs                167        -         938        -
   Reorganization costs           1,230    3,082       1,230   12,170
                             ----------- -------- ----------- --------
   Pro forma income from
    operations                    3,487    2,468       8,728    8,622

   Other income, net                787    1,221       3,201    4,262
                             ----------- -------- ----------- --------
   Pro forma income before
    income taxes                  4,274    3,689      11,929   12,884

   Pro forma income tax
    provision                     1,496    1,107       4,175    3,865
                             ----------- -------- ----------- --------

   Pro forma net income          $2,778   $2,582      $7,754   $9,019
                             =========== ======== =========== ========

   Pro forma diluted
    earnings per share            $0.12    $0.11       $0.34    $0.38
                             =========== ======== =========== ========
   Diluted weighted average
    shares outstanding           22,741   23,562      22,793   23,801
                             =========== ======== =========== ========

(1) The pro forma data excludes amortization of intangibles and other integration costs related to acquisitions, reorganization costs, and impairments of non-marketable investments, as well as their related tax effects. This does not purport to be prepared in accordance with Generally Accepted Accounting Principles. Due to the significance of these items, management believes that the pro forma presentation aids in the comparability of results.

(2) Results for the nine months ended September 30, 2003 reflect a $1.1 million reclassification related to the fair value assessment of deferred revenue with regard to our purchase of Giga
    Information Group, Inc., that reduces research services revenues and reduces selling and marketing expenses in order to be consistent with the presentation for the three months ended
    September 30, 2003.


Forrester Research, Inc.
Consolidated Balance Sheets
---------------------------------------------------------------------
(In thousands)
                                               September   December
                                                      30,       31,
                                                     2003      2002
                                               ----------- ---------
                                               (unaudited)
Assets
  Cash and cash equivalents                       $11,342   $11,479
  Marketable securities                           117,539   183,152
  Accounts receivable, net                         19,655    17,791
  Deferred commissions                              4,008     3,524
  Prepaid expenses and other current assets         6,962     5,902
                                               ----------- ---------
Total current assets                              159,506   221,848
  Property and equipment, net                       9,045    10,674
  Goodwill, net                                    55,096    13,244
  Intangibles assets, net                          14,104       760
  Deferred income taxes                            37,538    21,630
  Non-marketable investments and other assets      14,688    10,117
                                               ----------- ---------
Total assets                                     $289,977  $278,273
                                               =========== =========

Liabilities and stockholders' equity
  Accounts payable                                 $1,757    $1,601
  Accrued expenses                                 27,650    20,681
  Deferred revenue                                 51,606    42,123
                                               ----------- ---------
Total liabilities                                  81,013    64,405
  Preferred stock                                       -         -
  Common stock                                        242       240
  Additional paid-in capital                      170,447   167,935
  Retained earnings                                66,858    64,754
  Treasury stock, at cost                         (28,881)  (20,085)
  Accumulated other comprehensive income              298     1,024
                                               ----------- ---------
Total stockholders' equity                        208,964   213,868
                                               ----------- ---------
Total liabilities and stockholders' equity       $289,977  $278,273
                                               =========== =========


Forrester Research, Inc.
Consolidated Statements Cash Flows
----------------------------------------------------------------------
(In thousands)
                                                  Nine months ended
                                                     September 30,
                                                       2003      2002
                                                 ---------------------
                                                        (Unaudited)

Cash flows from operations
  Net income (loss)                                   2,104    (2,875)
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities -
        Depreciation and amortization                 5,052     6,001
        Amortization of intangible assets             6,140       246
        Impairments of non-marketable investments       572     3,593
        Realized gain on sale of marketable
         securities                                    (509)        -
        Tax benefit from stock options                  239     2,179
        Deferred income taxes                           747       437
        Non-cash reorganization costs                     -     3,629
        Increase in provision for doubtful
         accounts                                         -       196
        Loss on disposal of property and
         equipment                                        -        92
        Amortization of premiums on marketable
         securities                                     618       868
        Changes in assets and liabilities, net of
         acquisition -
          Accounts receivable                         9,088    13,541
          Deferred commissions                         (434)    1,642
          Prepaid expenses and other                  2,401    (1,923)
          Accounts payable                           (1,395)     (711)
          Accrued expenses                           (4,714)   (2,369)
          Deferred revenue                          (16,914)  (20,659)
                                                 ----------- ---------
Net cash provided by operating activities             2,995     3,887

Cash flows from investing activities
  Acquisition of Giga Information Group, Inc.,
   net of cash acquired                             (57,027)        -
  Purchases of property and equipment                (1,122)   (1,028)
  Purchase of non-marketable investment              (3,150)   (3,825)
  (Decrease) Increase in other assets                (1,439)      411
  Purchases of marketable securities               (164,338) (148,237)
  Proceeds from sales and maturities of
   marketable securities                            230,641   157,722
                                                 ----------- ---------
Net cash provided by investing activities             3,565     5,043

Cash flows from financing activities
  Proceeds from exercises of employee stock
   options                                            2,070     9,293
  Acquisition of treasury shares                     (6,796)  (14,830)
  Structured stock repurchases                       (1,793)   (2,000)
                                                 ----------- ---------
Net cash used in financing activities                (6,519)   (7,537)

Effect of exchange rate changes on cash and cash
 equivalents                                           (178)       73
                                                 ----------- ---------

Net (decrease) increase in cash and cash
 equivalents                                           (137)    1,466

Cash and cash equivalents, beginning of period       11,479    17,747
                                                 ----------- ---------

Cash and cash equivalents, end of period             11,342    19,213
                                                 =========== =========

    CONTACT: Forrester Research, Inc.
             Kimberly Maxwell, 617-613-6234
             kmaxwell@forrester.com
             Karyl Levinson, 617-613-6262
             press@forrester.com